Exhibit 99.1
FOR RELEASE ON: July 28, 2011 at 7:30 a.m. ET
CONTACT:	Dan Behrendt Chief Financial Officer TASER International, Inc. (480) 905-2000
TASER International Reports Second Quarter Results
Company Generates $4.9 Million in Cash on $21.2 Million in Revenue
Announces Stock Buy-Back Program for up to $20.0 Million of Company Stock
SCOTTSDALE, Ariz., July 28, 2011 — TASER International, Inc. (NASDAQ: TASR), today announced financial results for the second quarter of 2011 ended June 30, 2011.
Q2 2011 Financial Summary:
•
Net sales were $21.2 million in the quarter, an increase of $2.1 million or 11% compared to second quarter 2010 sales of $19.1 million. The increase in net sales was driven by stronger international sales and the launch of the TASER®X2™ electronic control device (ECD), which generated $1.4 million of sales during the quarter.

•
Gross margin improved to 57.7% in the second quarter of 2011, compared to 50.4% in the same period last year. Evidence.com™ data center operating and software maintenance costs are included in cost of sales, which reduced gross margin as a percent of sales by 6.0% (from 63.8% before data center operations and software maintenance to 57.7% net). Excluding these costs, the improvement in gross margin on the base business was driven by a more favorable higher margin product and sales segment mix, more efficient operations with reductions in rework and scrap expense, elimination of restructuring charges incurred in the prior year and an overall increased leverage on higher sales.

•
Sales, general and administrative (SG&A) expenses of $9.1 million in the second quarter of 2011 decreased 9.2%, or $0.9 million, compared to the second quarter of 2010, driven by one-time restructuring charges and a litigation settlement expense in the prior year.

•
Research and development (R&D) expenses decreased $0.3 million to $2.8 million in the second quarter of 2011, an 8.6% decrease from the same period last year. This reduction was partially attributable to costs in the prior year for the AXON™ product, as well as the impact of cost-reduction measures. Additionally, the launch of Evidence.com resulted in the Company including $1.2 million of expenses in cost of products sold for ongoing delivery and maintenance of the product, some of which were previously included in R&D in the second quarter of 2010.

•
The Company recorded a $3.3 million charge in the second quarter of 2011 for an adverse jury verdict received in the case of Turner v. TASER International, Inc., et al. The court has not yet entered an order of judgment and, based on the court excluding and failing to instruct the jury to consider significant evidence that the Company believes demonstrates contributory negligence on the part of the plaintiff, the Company has moved for judgment in its favor notwithstanding the verdict and will pursue all appropriate legal channels including filing an appeal in this matter at the appropriate time should an adverse judgment be subsequently entered. For more information please go to www.taser.com/rule50.

•
The Company recorded a $1.4 million asset impairment charge in the second quarter following a decision to abandon operations of its Protector product offering. Additionally, a loss of $0.8 million from the write down of Property and Equipment was incurred following the decision to dispose of surplus equipment for Evidence.com operations.

•
Adjusted operating income, which excludes the impact of stock-based compensation charges, depreciation and amortization, litigation judgment expense, asset impairment charges and loss on write down / disposal of Property and Equipment was $3.3 million for the second quarter of 2011, a $4.2 million, or 453% increase from an adjusted operating loss of $0.9 million in the second quarter of 2010. GAAP loss from operations was $5.1 million for the quarter, compared to a loss from operations of $3.4 million for the second quarter of 2010.

•	Net loss for the second quarter of 2011 was $2.3 million or $0.04 per share on a basic and diluted basis.
•
The Company generated $4.9 million in cash from operating activities in the second quarter of 2011 and also completed a $12.5 million repurchase of approximately 2.9 million shares of its common stock. Cash, cash equivalents and investments were $38.5 million at the end of the second quarter of 2011 and the Company has no debt recorded on its balance sheet.

•
On July 27, 2011 the Board of Directors of TASER International, Inc. adopted a resolution approving a stock buy-back program authorizing the Company to purchase up to $20.0 million of the Company’s common stock subject to stock market conditions and corporate considerations. The new $20 million buy-back is in addition to the $12.5 million buy-back executed in 2008 and the $12.5 million buy-back already executed in 2011.

Other significant events:
•
The Company began shipping the new X2 for revenue in June. The X2 is the newest upgrade in the Company’s line of ECDs, and serves as a more cost effective alternative to the TASER®X3™ ECD, featuring a dual-shot semi-automatic capability. The Company announced a number of new orders for this new product during the second quarter, including:

•	The Newport News Sheriff’s Office in Virginia ordered 77 TASER X2 ECDs with 77 TASER® Cam™ HD units and related accessories.
•
The Montana Highway Patrol ordered 125 TASER X2 ECDs and related accessories. This was the first of two expected orders which will enable the deployment of the X2 ECDs to all patrol officers. A follow-on order to complete full deployment is expected in the second half of 2011.

•	The South Dakota Highway Patrol ordered 165 TASER X2 ECDs, 535 TASER cartridges and related accessories.

•	The Company received four significant international follow-on orders from law enforcement agencies during the second quarter of 2011.
•	The first order provided an unnamed international agency with 1,080 TASER X26 ECDs, 59,000 TASER cartridges and 100 TASER Cam units.
•	The second order provided an international law enforcement agency with 295 TASER X26 ECDs, 295 TASER Cam units and 10,951 TASER cartridges.
•	The third order provided an international law enforcement agency with 7,500 TASER cartridges.
•	The fourth order provided an international law enforcement agency with 900 TASER X26 ECDs, 10 TASER Cam units and 3,000 TASER cartridges.
•
The Company announced on May 20, 2011 that it had prevailed in vacating three of the four monetary awards that were appealed to the Ninth Circuit Court of Appeals in the case of Heston v. TASER International, Inc., City of Salinas, et al.

•
The National Institute of Justice (NIJ) — the research, development and evaluation agency of the U.S. Department of Justice (DOJ) released two key new reports from multi-year studies of ECDs also known as Conducted Energy Devices (CEDs), “Police Use of Force, Tasers and Other Less-Lethal Weapons,” and “Study of Deaths Following Electro Muscular Disruption.”

According to the NIJ, these findings from two new research studies will help law enforcement make decisions about using ECDs. In one study, researchers surveyed agencies across the country about a range of use of force issues. They found that these devices can reduce injuries. The other study was conducted by a panel of medical experts who examined why individuals died after exposure to an ECD during encounters with law enforcement. It found that that ECDs do not pose a significant risk for induced cardiac dysrhythmia in humans when deployed reasonably and that these devices are as safe, or safer, than other means of subdual.
DOJ Report Links:
Police Use of Force, Tasers and Other Less-Lethal Weapons at:
http://www.ncjrs.gov/pdffiles1/nij/232215.pdf
Study of Deaths Following Electro Muscular Disruption at:
http://www.ncjrs.gov/pdffiles1/nij/233432.pdf
“The second quarter marked another important milestone for the Company, as we began shipping our newest ECD product, the TASER X2, for revenue,” commented Rick Smith, CEO of TASER International, Inc. “We are encouraged by the early customer feedback provided for this product, which was supported by the new orders we received from domestic law enforcement agencies during the second quarter. We believe that our ongoing investments in innovation and new technology will continue to bring additional value to our customers while further driving sales and profitability for our business.” “During the second quarter, we also received several significant follow-on orders from international agencies, as our products continue to gain traction abroad.”

“Looking ahead to the second half of the year, we are committed to driving profitable growth for our business by deploying our new products in new markets by promoting a generous trade-in program for agencies to help accelerate the upgrade cycle for our new X2 product. While municipal spending is expected to remain under pressure given stressed state budgets, we remain focused on executing lean operations and closely managing our cost structure. Our continued strong cash flow generation and zero debt on our balance sheet allow us the financial flexibility to pursue and achieve our growth goals as well as being able to efficiently return capital to our stockholders with a further stock buy-back,” concluded Smith.
The Company will host its second quarter 2011 earnings conference call on Thursday, July 28, 2011 at 11:00 a.m. ET. To access the audio teleconference, please dial: 1-866-730-5764 or 1- 857-350-1588 for international callers. The pass code is 88571215.
Non-GAAP Measures
To supplement the Company’s Statements of Operations presented in accordance with GAAP, we are presenting non-GAAP measures of certain components of financial performance. We have presented these measures for our investors to be better able to compare our current results with those of previous periods and have shown a reconciliation of GAAP to the non-GAAP financial measures in the tables at the end of this release. These non-GAAP measures include the impact of non-cash stock-based compensation expense, depreciation and amortization, litigation judgment expense, asset impairment charges and loss on write down of Property and Equipment. We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenses and expenditures that may not be indicative of our “recurring core business operating results,” meaning our operating performance excluding non-cash charges, such as stock-based compensation, depreciation and amortization and other discrete non-cash charges that are infrequent in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity.

Caution on Use of Non-GAAP Measures
As noted previously, these non-GAAP financial measures are not consistent with GAAP because they do not reflect the impact of other non-cash charges. Management believes investors will benefit from greater transparency in referring to these non-GAAP financial measures when assessing the Company’s operating results, as well as when forecasting and analyzing future periods. However, management recognizes that:
•	these non-GAAP financial measures are limited in their usefulness and should be considered only as a supplement to the Company’s GAAP financial measures;

•	these non-GAAP financial measures should not be considered in isolation from, or as a substitute for, the Company’s GAAP financial measures;

•	these non-GAAP financial measures should not be considered to be superior to the Company’s GAAP financial measures; and

•
these non-GAAP financial measures were not prepared in accordance with GAAP and investors should not assume that the non-GAAP financial measures presented in this earnings release were prepared under a comprehensive set of rules or principles.

Further, these non-GAAP financial measures may be unique to the Company, as they may be different from non-GAAP financial measures used by other companies. As such, this presentation of non-GAAP financial measures may not enhance the comparability of the Company’s results to the results of other companies.
A reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure or measures appears at the end of this press release.
About TASER International, Inc.
TASER International, Inc., (Nasdaq:TASR) is a global provider of safety technologies that prevent conflict and protect life. More than 16,000 public safety agencies in 40 countries rely on TASER electronic control devices (ECDs) and AXON™ on-officer camera systems to help protect and serve. TASER innovations benefit individuals and families too; providing personal protection and accountability while maintaining regard for life. Since 1994, more than 230,000 individuals have relied on TASER technology as a means for effective personal safety. Learn more about TASER International and its solutions at www.TASER.com, www.Evidence.com and www.Protector.com or by calling (800) 978-2737. Be a part of the TASER community by joining us on Facebook, Twitter and YouTube.
TASER® is a registered trademark of TASER International, Inc., registered in the U.S. All rights reserved. TASER logo, AXON, X26, X2, X3, and Evidence.com are trademarks of TASER International, Inc. Other Company and product names may be trademarks of their respective owners.
Note to Investors
To review the TASER International Safe Harbor Statement, please visit our Investor Relations Safe Harbor Statement at www.TASER.com/safeharbor.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements, without limitation, regarding our expectations, beliefs, intentions or strategies regarding the future. We intend that such forward-looking statements be subject to the safe-harbor provided by the Private Securities Litigation Reform Act of 1995. The forward-looking information is based upon current information and expectations regarding TASER International, Inc. These estimates and statements speak only as of the date on which they are made, are not guarantees of future performance, and involve certain risks, uncertainties and assumptions that are difficult to predict. Such forward-looking statements relate to: expected revenue and earnings growth; estimations regarding the size of our target markets; successful penetration of the law enforcement market; expansion of product sales to the private security, military and consumer self-defense markets; growth expectations for new and existing accounts; expansion of production capability; new product introductions; product safety and our business model. We caution that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements herein.
TASER International assumes no obligation to update the information contained in this press release. These statements are qualified by important factors that could cause our actual results to differ materially from those reflected by the forward-looking statements. Such factors include but are not limited to: (1) market acceptance of our products; (2) our ability to establish and expand direct and indirect distribution channels; (3) our ability to attract and retain the endorsement of key opinion-leaders in the law enforcement community; (4) the level of product technology and price competition for our products; (5) the degree and rate of growth of the markets in which we compete and the accompanying demand for our products; (6) risks associated with rapid technological change and new product introductions; (7) competition; (8) litigation including lawsuits resulting from alleged product related injuries and death; (9) media publicity concerning allegations of deaths and injuries occurring after use of the TASER device and the negative effect this publicity could have on our sales; (10) TASER device tests and reports; (11) product quality; (12) implementation of manufacturing automation; (13) potential fluctuations in our quarterly operating results; (14) financial and budgetary constraints of prospects and customers; (15) potential delays in international and domestics orders; (16) dependence upon sole and limited source suppliers; (17) negative reports concerning the TASER device; (18) fluctuations in component pricing; (19) government regulations and inquiries; (20) dependence upon key employees and our ability to retain employees; (21) execution and implementation risks of new technology; (22) ramping manufacturing production to meet demand; (23) medical and safety studies; (24) field test results; and (25) other factors detailed in our filings with the Securities and Exchange Commission, including, without limitation, those factors detailed in the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.
For investor relations information please contact Katie Pyra by phone at 480-515-6330 or via email at IR@TASER.com, or Dan Behrendt, Chief Financial Officer of TASER International, Inc., 480-905-2002.
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TASER International, Inc.
Consolidated Statements of Operations
(Unaudited)

	For the Three Months Ended
	June 30, 2011	June 30, 2010

Net sales	$21,198,055	19,120,525
Cost of products sold	8,956,362	9,489,815

Gross margin	12,241,693	9,630,710

Sales, general and administrative expenses	9,065,847	9,988,885
Research and development expenses	2,793,235	3,055,049
Litigation judgment expense	3,301,243	—
Asset impairment	1,350,504	—
Loss on write down / disposal of property and equipment, net	747,409	22,510

Loss from operations	(5,016,545)	(3,435,734)

Interest and other income, net	1,261,885	6,203

Loss before benefit for income taxes	(3,754,660)	(3,429,531)
Benefit for income taxes	(1,459,828)	(2,070,142)

Net loss	$(2,294,832)	(1,359,389)

Loss per common and common equivalent shares
Basic	$(0.04)	$(0.02)
Diluted	$(0.04)	$(0.02)

Weighted average number of common and common equivalent shares outstanding
Basic	60,605,140	62,333,929
Diluted	60,605,140	62,333,929

TASER International, Inc.
Consolidated Statements of Operations
(Unaudited)

	For the Six Months Ended
	June 30, 2011	June 30, 2010

Net sales	$44,315,004	$42,964,426
Total cost of products sold	19,865,649	19,843,295

Gross margin	24,449,355	23,121,131

Sales, general and administrative expenses	18,409,809	20,276,107
Research and development expenses	5,545,699	7,194,965
Litigation judgment expense	3,301,243	—
Asset impairment	1,350,504	—
Loss on write down / disposal of property and equipment, net	748,459	34,442

Loss from operations	(4,906,359)	(4,384,383)

Interest and other income, net	1,288,206	14,102

Loss before benefit for income taxes	(3,618,153)	(4,370,281)
Benefit for income taxes	(1,343,053)	(2,518,287)

Net loss	$(2,275,100)	$(1,851,994)

Loss per common and common equivalent shares
Basic	$(0.04)	$(0.03)
Diluted	$(0.04)	$(0.03)

Weighted average number of common and common equivalent shares outstanding
Basic	61,515,979	62,450,722
Diluted	61,515,979	62,450,722

TASER International, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2010	June 30, 2010	June 30, 2011	June 30, 2010

GAAP loss from operations	$(5,016,545)	$(3,435,734)	$(4,906,359)	$(4,384,383)
Stock-based compensation expense (a)	877,007	916,626	1,839,924	1,926,220
Depreciation and amortization	2,049,877	1,588,171	4,117,580	3,128,328
Litigation judgment expense	3,301,243	—	3,301,243	—
Asset impairment	1,350,504	—	1,350,504	—
Loss on write down / disposal of property and equipment, net	747,409	22,510	748,459	34,442

Adjusted operating income (loss)	$3,309,495	$(908,427)	$6,451,351	$704,607

a)	Results include stock-based compensation as follows:

	For the Three Months Ended		For the Six Months Ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010

Cost of products sold	$51,976	80,476	$104,980	$151,985
Sales, general and administrative expenses	649,566	724,464	1,372,745	1,522,591
Research and development expenses	175,465	111,686	362,199	251,644

	$877,007	916,626	$1,839,924	$1,926,220

TASER International, Inc.
Consolidated Balance Sheets
(Unaudited)

	June 30 , 2011	December 31, 2010
ASSETS

Current Assets:
Cash and cash equivalents	$27,719,405	$42,684,241
Short term investments	10,775,112	—
Accounts receivable, net of allowance of $200,000 at June 30, 2011 and December 31, 2010, respectively	9,978,838	13,542,535
Inventory	16,049,209	17,815,405
Prepaid expenses and other current assets	3,449,974	1,999,525
Deferred income tax assets, net	8,129,195	6,284,489

Total current assets	76,101,733	82,326,195

Property and equipment, net	31,768,928	35,905,765
Deferred income tax assets, net	13,819,753	13,919,753
Intangible assets, net	3,145,911	3,090,876
Other long-term assets	716,493	944,346

Total assets	$125,552,818	$136,186,935

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$4,995,678	$4,550,789
Accrued liabilities	6,603,305	3,759,800
Current portion of deferred revenue	3,023,251	3,265,260
Customer deposits	276,417	372,145

Total current liabilities	14,898,651	11,947,994
Deferred revenue, net of current portion	3,719,053	4,392,860
Liability for unrecorded tax benefits	2,279,851	2,281,840

Total liabilities	20,897,555	18,622,694

Stockholders’ Equity
Preferred stock, $0.00001 par value per share; 25 million shares authorized; no shares issued and outstanding at June 30, 2011 and December 31, 2010, respectively		—

Common stock, $0.00001 par value per share; 200 million shares authorized; 59,704,086 and 62,621,268 shares issued and outstanding at June 30, 2011 and December 31, 2010, respectively	647	647
Additional paid-in capital	98,965,932	97,122,085
Treasury stock, 5,013,450 and 2,091,600 shares at June 30, 2011 and December 31, 2010, respectively	(27,208,053)	(14,708,237)
Retained earnings	32,910,091	35,185,191
Accumulated other comprehensive loss	(13,353)	(35,445)

Total stockholders’ equity	104,655,263	117,564,241

Total liabilities and stockholders’ equity	$125,552,818	$136,186,935

TASER International, Inc.
Selected Consolidated Statement of Cash Flows Information
(Unaudited)

	For the Six Months Ended
	June 30, 2011	June 30, 2010

Net loss	$(2,275,100)	$(1,851,994)
Depreciation and amortization	4,117,580	3,128,328
Stock-based compensation expense	1,839,924	1,926,220
Net cash provided (used) by operating activities	9,155,093	(2,453,789)
Net cash used by investing activities	(11,648,260)	(3,413,043)
Net cash (used) provided by financing activities	(12,495,893)	961,037
Cash and cash equivalents, end of period	$27,719,405	$40,599,254